EXPLANATORY NOTE

The purpose of this filing is to file a corrected prospectus supplement dated April 22, 2026 (which, together with the base prospectus dated August 16, 2024, constitute the prospectus for the offering of 5,700,000 ordinary shares of Lifezone Metals Limited) solely for the purpose of correcting administrative errors in the Rule 424(b)(5) filing that Lifezone Metals Limited filed with the Securities and Exchange Commission on April 23, 2026, as follows:

●	correct the net tangible book value in the “Dilution” section of the prospectus supplement to reflect net tangible book value of approximately $(69.0) million, or $(0.82) per share, as of December 31, 2025; and

●	correct all references of the dilution that investors will experience in the offering to $4.91 per share in net tangible book value, and the related calculation of such dilution.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-281189

PROSPECTUS SUPPLEMENT

(to Prospectus dated August 16, 2024)

5,700,000 Ordinary Shares

Lifezone Metals Limited

Pursuant to this prospectus supplement and accompanying base prospectus, we are offering 5,700,000 ordinary shares, par value $0.0001 per shares (the “Ordinary Shares”), to several fundamental institutional investors at a purchase price of $4.40 per share.

Our Ordinary Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “LZM”. On April 21, 2026, the last reported sale price of our Ordinary Shares on the NYSE was $5.48 per share.

We have retained Roth Capital Partners, LLC (the “placement agent”) to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See the section entitled “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. Please read the sections entitled “Risk Factors” on page S-4  contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Ordinary Share	Total
Purchase price	$4.40	$25,080,000
Placement agent fees(1)	$0.264	$1,504,800
Offering proceeds to us, before expenses	$4.136	$23,575,200

(1)	We have agreed to pay the placement agent a cash fee of 6% of the gross proceeds raised in this offering. In addition, we have agreed to reimburse the placement agent for certain offering related expenses. See “Plan of Distribution” for additional information about our compensation arrangements with the placement agent.

Neither the United States Securities and Exchange Commission nor any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the Ordinary Shares is expected to be made on or about April 23, 2026, subject to satisfaction of certain customary closing conditions.

Roth Capital Partners

 The date of this prospectus supplement is April 22, 2026.

Table of Contents

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-281189) that we filed with the SEC, that was declared effective by the SEC on August 16, 2024, using a “shelf” registration process.

Before buying any of the Ordinary Shares that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of Ordinary Shares in: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus filed by us with the SEC. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement and the accompanying prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, all references to the terms:

●	“Lifezone Metals”, “Lifezone”, the “Company”, “we”, “us”, “our” and similar designations refer to Lifezone Metals Limited, together with its subsidiaries, except where otherwise stated or where it is clear that the terms mean only Lifezone Metals Limited, exclusive of its subsidiaries;

●	“dollar”, “US$” or “$” refer to U.S. dollars, the lawful currency of the United States of America;

●	the “Securities Act” refers to the Securities Act of 1933, as amended;

●	the “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; and

●	the “SEC” refers to the United States Securities and Exchange Commission.

S-ii

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Neither we nor the placement agent have taken any action that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus.

PRESENTATION OF FINANCIAL INFORMATION

We report with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRS Accounting Standards). None of the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in U.S. dollars.

CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES

We have reported our mineral resource estimates in accordance with the requirements of subpart 1300 of Regulation S-K (“SK 1300”). Under SK1300, the SEC recognizes estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources.” Readers should not assume that any part or all of the mineralization in the “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Further, “inferred resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, shareholders are cautioned not to assume that all or any part of the inferred resources exist.

TECHNICAL AND THIRD-PARTY INFORMATION

The disclosure contained or incorporated by reference herein regarding our mineral resource estimates has been prepared in accordance with the requirements of SK1300.

DRA Projects (Pty.) Ltd and Sharron Sylvester, BSc (Geol), RPGeo AIG (10125), Technical Director - Geology at OreWin Pty Ltd prepared the Kabanga Nickel Project Feasibility Study Technical Report Summary titled “Feasibility Study - Technical Report Summary Kabanga Nickel Project”. Both are Qualified Persons as defined in S-K 1300 and are considered independent of Lifezone Metals.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus supplement from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and do not make any representation as to the accuracy of the information.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including the financial statements and related notes, and information incorporated by reference herein and therein, and including the information under “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

We are committed to delivering cleaner and more responsible metals production and recycling. Through the application of our Hydromet Technology, we offer the potential for lower energy consumption, lower emissions, and lower cost metals production compared to traditional smelting.

The Kabanga Nickel Project in Tanzania is our flagship project and is considered to be one of the world’s largest and highest-grade development-ready nickel sulfide deposits. It is a well-advanced project with more than $435 million invested by Lifezone Metals and previous stakeholders, in addition to key licenses being in place to commence development. The Kabanga Nickel Project envisages a staged development plan, commencing with the construction of a large-scale, long-life, underground mine and concentrator at the Kabanga site. The sulfide concentrate produced contains high-grade nickel content with meaningful copper and cobalt by-products. The economics displayed in the FS (as defined below) showcase a mining operation with robust economics that are expected to sit in the lowest quartile of the nickel industry cost curve, in addition to a clear execution plan backed by an experienced technical and management team.

We released the Initial Assessment in the first half of 2025, followed by the Feasibility Study (“FS”) on July 18, 2025, marking a significant and historic milestone in the nearly five-decade journey of the Kabanga Nickel Project. The economic results highlight the project’s potential to deliver attractive returns over a long mine life, supported by an exceptional high-grade Mineral Reserve and Resources and a low-cost operating profile. Our partnership with the Government of Tanzania has been instrumental in advancing the project and Lifezone remains aligned in our commitment to responsible development and long-term value creation.

Through the application of our Hydromet Technology, we offer the potential for lower energy consumption, lower emissions and lower cost metals production compared to traditional smelting. In our US-based recycling partnership, we are working to demonstrate that our Hydromet Technology can process and economically recover Platinum Group Metals (“PGM”) from responsibly sourced spent Automotive Catalytic Converters. Our process is expected to be cleaner and more efficient than conventional smelting and refining methods, supporting a circular economy for precious metals. Our US-based recycling operation would be the world’s first fully vertically integrated PGM recycling facility, providing a scalable, efficient and traceable closed-loop domestic critical minerals solution, delivering refined platinum, palladium and rhodium to the US market. Notably, Lifezone would be one of the US’ largest rhodium producers, allowing for the efficient recovery of the PGM basket from the secondary market. The processing and refining of all production in-house enables Lifezone to offer metal traceability, with no refining occurring offshore, thereby keeping these critical PGMs entirely domestic to the U.S.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation, and shareholder approval of any golden parachute payments not previously approved. If some investors find Lifezone Metals’ securities less attractive as a result, there may be a less active trading market for our securities and the prices of the Ordinary Shares may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the date on which Ordinary Shares were offered in connection with a business combination of Lifezone Limited, Lifezone Holdings Limited and GoGreen Investments Corporation on July 6, 2023, (b) in which we have total annual gross revenues of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates is equal to or exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

We are considered a “foreign private issuer” under the securities laws of the United States and the rules of the NYSE. Under the applicable securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. As a foreign private issuer, we are not subject to the SEC’s proxy rules. Under the NYSE’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and, subject to certain exceptions, the NYSE permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirements of the NYSE. Accordingly, our shareholders may not receive the same protection afforded to shareholders of companies that are subject to all of the NYSE’s corporate governance requirements.

We intend to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the NYSE corporate governance rules and listing standards.

Because we are a foreign private issuer, our directors and senior management are not subject to potential “short-swing” profit liability under Section 16(b) of the Exchange Act. They are, however, subject to insider trading reporting obligations under Section 16(a) of the Exchange Act and related SEC rules effective as of March 18, 2026, as well as, to the extent applicable, the obligation to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

Corporate Information

Lifezone Metals Limited was incorporated under the laws of the Isle of Man on December 8, 2022. Lifezone Metals’ registered office is located at 2nd Floor, St. George’s Court, Upper Church Street Douglas, Isle of Man, IM1 1EE. Our telephone number at that address is +44 (0)1624 850 500. Our Ordinary Shares are listed on the NYSE under the symbol “LZM”.

THE OFFERING

Issuer	Lifezone Metals Limited

Shares being offered by us	5,700,000 Ordinary Shares.

Shares outstanding immediately before this offering	84,203,636 Ordinary Shares.

Shares to be outstanding after this offering	89,903,636 Ordinary Shares.

Offering Price	$4.40 per Ordinary Share.

Use of Proceeds	We estimate that we will receive net proceeds from this offering of approximately $23.3 million, based on a purchase price of $4.40 per Ordinary Share, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for exploration activities in Burundi and Tanzania, the PGM Recycling Project, conducting Hydromet research and development at Simulus Laboratory, and other general corporate and working capital purposes, including financing costs. See “Use of Proceeds”.

Risk Factors	Before deciding to invest in our Ordinary Shares, you should carefully consider the risks related to our business, this offering and our securities. This includes any risks that have or may in any way arise in connection with the conflict in the Middle East or the 2025 Tanzanian elections, which took place in October 2025, and might give rise to increased economic and political risks. See “Risk Factors” contained in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein.

Listing	Our Ordinary Shares are listed on the NYSE under the symbol “LZM”.

Lock-ups	Subject to certain exceptions, we, our officers and directors have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares for a period of 30 days after the date of this prospectus supplement. See “Plan of Distribution”.

The number of shares of our Ordinary Shares outstanding immediately before and after this offering is based on 84,203,636 shares and excludes:

●	14,391,050 public company warrants traded on the NYSE under the symbol “LZM-WT” with an exercise price of $11.50;

●	26,797,052 shares (“Earnout shares”) that eligible shareholders are entitled to receive in the aggregate in two equal tranches if the daily VWAP of Lifezone Metals shares for any 20 trading days is greater than or equal to $14.00 (“Tranche 1”) or $16.00 (“Tranche 2”);

●	2,788,136 shares subject to outstanding options and RSUs under the Company’s 2023 Omnibus Incentive Compensation Plan;

●	6,250,000 shares subject to issuance upon conversion of the Company’s convertible debentures;

●	2,500,000 shares issuable upon exercise of warrants issued August 8, 2025 to Taurus in connection with the Bridge Financing; and

●	4,411,764 shares issuable upon exercise of warrants issued November 10, 2025 pursuant to an underwriting agreement, dated November 10, 2025, with BTIG, LLC.

RISK FACTORS

You should carefully consider the risks described below and in our Annual Report on Form 20-F for the year ended December 31, 2025, as updated by our subsequent filings filed with the SEC, some of which may be incorporated by reference into this prospectus supplement, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, before you decide to buy our securities. The risks and uncertainties described below and incorporated by reference in this prospectus supplement and the accompanying prospectus are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to this Offering

Sales of a substantial number of Ordinary Shares, or the perception that such sales may occur, may adversely impact the price of our Ordinary Shares.

Sales of a substantial number of Ordinary Shares in the public markets could depress the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Ordinary Shares would have on the market price of our Ordinary Shares.

Future sales of our Ordinary Shares, or other securities exercisable or convertible into our Ordinary Shares in the public market or other financings could cause the price of our Ordinary Shares to fall.

Sales of a substantial number of our Ordinary Shares, or other securities exercisable or convertible into our Ordinary Shares in the public market, or the perception that these sales or other financings might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. A substantial majority of our outstanding Ordinary Shares are, and all of the Ordinary Shares to be sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act unless these common shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, our Ordinary Shares and the Ordinary Shares issuable upon exercise of outstanding options and warrants will be eligible for sale in the public market to the extent permitted by applicable vesting requirements and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these Ordinary Shares can be freely sold in the public market upon issuance, subject to restrictions under applicable securities laws.

If you purchase securities in this offering, you will experience immediate and substantial dilution in the net tangible book value of your Ordinary Shares.

The effective offering price per Ordinary Share in this offering substantially exceeds the as-adjusted book value per share of our tangible assets after subtracting our liabilities. As a result, investors purchasing our Ordinary Shares in this offering may experience immediate and substantial dilution in the net tangible book value of the shares they purchase. After giving effect to the sale of the Ordinary Shares in this offering at a price per share of $4.40, and based on our as adjusted net tangible book value as of December 31, 2025, if you purchase our securities in this offering, you will suffer substantial and immediate dilution of $4.91 per share in net tangible book value. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding options or warrants are exercised, there will be further dilution to new investors.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

 The offering price was set by our board of directors and does not necessarily indicate the actual or market value of our Ordinary Shares.

Our board of directors (the “Board”) the approved the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our A&R Articles of Association (as defined below); the current market price of our Ordinary Shares; trading prices of our Ordinary Shares over time; the volatility of our Ordinary Shares; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; the characteristics of interested investors; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the Ordinary Shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and the accompanying prospectus (including information incorporated by reference herein or therein) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, regarding, among other things, the plans, strategies and prospects, both business and financial, of Lifezone Metals. These statements are based on the beliefs and assumptions of the management of Lifezone Metals. Although Lifezone Metals believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Lifezone Metals cannot assure you that it will achieve or realize these plans, intentions or expectations.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “predicts,” “projects,” “forecasts,” “may,” “might,” “will,” “could,” “should,” “would,” “seeks,” “plans,” “scheduled,” “possible,” “continue,” “potential,” “anticipates” or “intends” or similar expressions; provided that the absence of these does not mean that a statement is not forward-looking.

In addition, statements of belief and similar statements reflect the beliefs and opinions of our management on the relevant subject, and are based upon information available to such parties, as applicable, as of the date of this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein and therein, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that our management has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

These statements are subject to a number of risks and uncertainties regarding Lifezone Metals’ business, and actual results may differ materially. These risks and uncertainties include, but are not limited to: general economic, political, and business conditions, including but not limited to economic and operational disruptions; the development and processing of mineral resources at the Kabanga Nickel Project, including the agreement and finalization of the joint financial model relating to the Kabanga Nickel Project which will underly the equitable economic benefits allocation; obtaining additional capital, including use of the debt market, future capital requirements, and sources and uses of cash; maintaining key strategic relationships with partners and customers; the timing and significance of contractual relationships; the outcome of any legal proceedings that may be instituted against Lifezone Metals; risks related to the rollout of Lifezone Metals’ business, the efficacy of the Hydromet Technology, and the timing of expected business milestones; the acquisition, maintenance, and protection of intellectual property; the ability of Lifezone Metals to achieve projections and anticipate uncertainties relating to its business, operations, and financial performance, including expectations with respect to financial and business performance, future operating results, financial projections, and business metrics; expectations regarding product and technology development and pipeline, market size, and the competitive landscape; the ability to develop, design, and sell differentiated products and services; expectations regarding future acquisitions, partnerships, or other relationships with third parties; executing its growth strategy, managing growth profitably, and retaining key employees; upgrading, maintaining, and securing information technology systems; maintaining the listing of its securities on the NYSE; complying with applicable laws and regulations, including privacy regulation; anticipating the impact of, and responding to, new accounting standards; meeting future liquidity requirements and complying with restrictive covenants related to long-term indebtedness; and dealing effectively with litigation, complaints, and/or adverse publicity.

You should understand that the following important factors, in addition to those referred to under the heading “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein) could affect the future results of Lifezone Metals, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus supplement, the accompanying prospectus and such incorporated documents.

New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the parties assess the impact of all such risk factors on us, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Lifezone Metals undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of $23.3 million (after deducting the placement agent fees and estimated expenses of this offering).

The net proceeds of this offering will be used for exploration activities in Burundi and Tanzania, the PGM Recycling Project, conducting Hydromet research and development at Simulus Laboratory, and other general corporate and working capital purposes, including financing costs.

The expected use of the net proceeds from this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Depending on the outcome of our business activities and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different amounts than we currently anticipate.

No Positive Operating Cash Flow

We had no positive operating cash flow for the year ended December 31, 2025. If we continue to have no positive cash flow into the future, net proceeds from the sale of the Ordinary Shares hereunder may need to be allocated to fund our operations. We may, from time to time, issue securities (including debt securities) other than pursuant to this prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of December 31, 2025:

●	on an actual basis; and

●	on an as-adjusted basis to reflect the assumed sale of 5,700,000 Ordinary Shares at a purchase price of $4.40 per Ordinary Share and our use of the net proceeds from this offering, as described under “Use of Proceeds”, after deducting the estimated placement agent fees and commissions and estimated offering expenses payable by us.

The adjustments below only include changes related to this offering. The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited financial statements for the twelve months ended December 31, 2025, included in our Annual Report on Form 20-F filed with the SEC on March 19, 2026, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Not included in the adjustment column are changes to the capitalization and indebtedness due to recent developments.

	As of December 31, 2025
(In millions)	Actual	As Adjusted
Cash and cash equivalents	$20.1	$43.5
Debt
Convertible debentures and embedded derivatives	39.7	39.7
Senior secured bridge loan facility	16.7	16.7
Deferred consideration	25.7	25.7
Warrant liability	11.0	11.0
Lease liabilities – current	0.9	0.9
Lease liabilities – non-current	1.1	1.1
Total debt	95.1	95.1

Equity
Share Capital	-	-
Share premium and other reserves	541.9	565.5
Accumulated Deficit	(468.1)	(468.3)
Non-controlling Interest	(1.0)	(1.0)
Total Equity	$72.8	$96.2

Total capitalization	$167.9	$191.3

The foregoing “actual” table and calculations are based on 83,784,305 Ordinary Shares outstanding as of December 31, 2025 and excludes:

●	14,391,041 public company warrants traded on the NYSE under the symbol “LZM-WT” with an exercise price of $11.50;

●	26,797,052 shares (“Earnout shares”) that eligible shareholders are entitled to receive in the aggregate in two equal tranches if the daily VWAP of Lifezone Metals shares for any 20 trading days is greater than or equal to $14.00 (“Tranche 1”) or $16.00 (“Tranche 2”);

●	3,249,752 shares subject to outstanding options and RSUs under the Company’s 2023 Omnibus Incentive Compensation Plan;

●	6,250,000 shares subject to issuance upon conversion of the Company’s convertible debentures;

●	2,500,000 shares issuable upon exercise of warrants issued August 8, 2025 to Taurus in connection with the Bridge Financing; and

●	4,411,764 shares issuable upon exercise of warrants issued November 10, 2025 pursuant to an underwriting agreement, dated November 10, 2025, with BTIG, LLC.

DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the effective offering price per Ordinary Share and the net tangible book value per Ordinary Share after this offering.

As of December 31, 2025, we had a net tangible book value of approximately $(69.0) million, or $(0.82) per share. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of Ordinary Shares outstanding.

After giving effect to the issuance and sale in this offering of Ordinary Shares at a purchase price of $4.40 per Ordinary Share, after deducting placement agent fees and estimated offering expenses payable by us of $1.7 million, our as-adjusted net tangible book value as of December 31, 2025 would have been approximately $(45.7) million, or approximately $(0.51) per Ordinary Share. This amount represents an immediate increase in as-adjusted net tangible book value of approximately $0.31 per Ordinary Share to our existing shareholders and an immediate dilution in net tangible book value of approximately $4.91 per Ordinary Share to new investors purchasing Ordinary Shares in this offering.

Dilution per Ordinary Share to new investors is determined by subtracting as-adjusted net tangible book value per Ordinary Share after this offering from the offering price per Ordinary Share paid by new investors.

The following table illustrates this dilution on a per Ordinary Share basis to new investors (unaudited):

Purchase price per Ordinary Share	$4.40
Net tangible book value (deficit) per Ordinary Share as of December 31, 2025	$(0.82)
Increase in as adjusted net tangible book value per Ordinary Share attributable to this offering	$0.31
As-adjusted net tangible book value (deficit) per Ordinary Share as of December 31, 2025 after giving effect to this offering	$(0.51)
Dilution in net tangible book value per Ordinary Share to new investors in this offering	4.91

The table above and calculations are based on 83,784,305 Ordinary Shares outstanding as of December 31, 2025.

To the extent that options, warrants or convertible securities outstanding as of December 31, 2025, have been or may be exercised or converted or other shares issued, investors purchasing our Ordinary Shares in this offering may experience further dilution. In the future, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DIVIDEND POLICY

We have not paid any cash dividends on the Ordinary Shares to date. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that our Board will declare dividends in the foreseeable future.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of Ordinary Shares by U.S. Holders (as defined below) pursuant to this offering. This discussion applies to U.S. Holders that purchase Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus and hold such Ordinary Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on the United States Internal Revenue Code (the “Code”), its legislative history, existing final, temporary, and proposed U.S. Department of Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks and certain other financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our Ordinary Shares, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax accounting rules under Section 451(b) of the Code, persons who acquired Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation, persons that hold our Ordinary Shares through or in connection with a permanent establishment, trade or business, or fixed base outside the United States, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address U.S. federal net investment income, U.S. federal alternative minimum tax, any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate or gift tax considerations.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of Ordinary Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (a) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or (b) that has validly elected under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Ordinary, the U.S. federal income tax treatment relating to an investment in Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of Ordinary Shares. Persons considering an investment in Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws, and non-U.S. tax laws.

Distributions

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” a U.S. Holder that receives a distribution, including a constructive distribution, with respect to Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of the Company’s current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles).

To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of the Company’s current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because the Company may not account for the Company’s earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to U.S. federal income tax at the lower applicable long-term capital gains tax rate only if (i) the Ordinary Shares are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed above under “Passive Foreign Investment Company Considerations,”) for the taxable year in which the dividend is paid and the preceding taxable year, and certain holding period and other requirements are met. If such requirements are not satisfied, a non-corporate U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in its Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Any gain or loss recognized from the sale or other disposition of Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Considerations

Specific adverse U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (“PFIC”).

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which, after applying certain look-through rules, either (i) at least 75% of its gross income for such taxable year is “passive income,” (the “PFIC income test,”) or (ii) on average at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged on a quarterly basis, are assets that produce passive income or are held for the production of passive income (the “PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties and rents (other than royalties and rents derived from the active conduct of a trade or business), and gains from the sale or exchange of property that gives rise to passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Under certain attribution rules, if the Company is a PFIC for any taxable year during which a U.S. Holder holds Ordinary Shares and one of the Company’s non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder may not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to the Company’s non-U.S. subsidiaries.

Based upon the composition of our income and assets, nature of our activities, and market capitalization for our tax year ended December 31, 2025, we believe we were likely not a PFIC for the tax year ended December 31, 2025, but there can be no assurance in this regard. Because PFIC status is a factual determination based on income, assets, and activities for the entire taxable year, it is not possible to determine PFIC status for any taxable year until after the close of the taxable year. In addition, the composition of our income and assets will be affected by how, and how quickly, we use the cash proceeds from any offering, including this offering in our business. The determination of whether we were, are, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Thus, it is possible that the IRS may challenge our classification of certain income or assets as non-passive, or our valuation of our goodwill and other intangibles that are not reflected on our books, all of which could affect whether we are classified as a PFIC for the current or subsequent taxable years. Accordingly there can be no assurance regarding our PFIC status for the current or any future taxable year In addition, our United States counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are a PFIC for any taxable year in which a U.S. Holder holds Ordinary Shares, we will be treated as a PFIC for subsequent years, even if we would not be classified as a PFIC in those years. If we are treated as a PFIC for any taxable year during which a U.S. Holder holds Ordinary Shares and the U.S. Holder does not make either a qualified electing fund (“QEF”) election or mark-to-market election, as further discussed below, for the first taxable year in which we are treated as a PFIC and in which the U.S. Holder holds (or is deemed to hold) such shares, such U.S. Holder would generally be subject to special and adverse tax rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Ordinary Shares) (together, the “Excess Distribution Rules”).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

A U.S. Holder may mitigate certain, but not all, of these adverse consequences by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF election would not have any such income inclusions as a result of the QEF election.

If a U.S. Holder makes a QEF election with respect to its Ordinary Shares in a year after our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares, then notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s Ordinary Shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such Ordinary Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Ordinary Shares.

If a U.S. Holder makes a QEF election with respect to its Ordinary Shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of the Ordinary Shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us that provides the information necessary for U.S. Holders to make or maintain a QEF election. If we determine that we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

Alternatively, a U.S. Holder may be able to avoid the rules described above by making a mark-to-market election with respect to the Ordinary Shares, provided that such shares are regularly traded on the NYSE or any other qualified exchange. If a U.S. Holder makes the mark-to-market election, it generally will recognize as ordinary income any excess of the fair market value of the Ordinary Shares at the end of each taxable year in which we are a PFIC over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Ordinary Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes this election, the U.S. Holder’s tax basis in the Ordinary Shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of Ordinary Shares in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss).

However, because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder will generally continue to be subject to the PFIC rules discussed above with respect to such holder’s indirect interest in any investments we hold that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. As a result, it is possible that any mark-to-market election will be of limited benefit. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the United States Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules regarding PFICs, the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their tax advisors concerning the application of the PFIC rules to the Ordinary Shares under their particular circumstances.

THE PFIC RULES ARE VERY COMPLEX, ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, AND THEIR APPLICATION IS UNCERTAIN. U.S. HOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE APPLICATION OF THE PFIC RULES TO THEM IN THEIR PARTICULAR CIRCUMSTANCES AND ANY RESULTING TAX CONSEQUENCES.

Information Reporting and Backup Withholding

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in the Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets).

Dividends on and proceeds from the sale or other disposition of the Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding, currently at a rate of 24%, may apply to amounts subject to reporting if the holder (i) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE COMPANY’S ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC has agreed to act as the exclusive placement agent for us in connection with this offering, subject to the terms and conditions of the placement agency agreement dated April 22, 2026. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our Ordinary Shares, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement, dated April 22, 2026, directly with investors in connection with this offering, and we have only sold to investors who have entered into the securities purchase agreement.

We expect to deliver the Ordinary Shares being offered pursuant to this prospectus supplement on or about April 23, 2026, subject to the satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent an aggregate placement agent fee of up to $1,504,800, which represents 6% of the aggregate purchase price of the shares of our Ordinary Shares sold in this offering. The following table shows the per share and total cash placement agent fees we will pay to the placement agent in connection with the sale of our Ordinary Shares offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Offering price	$4.40	$25,080,000
Placement agent fees(1)	$0.26	$1,504,800
Proceeds to us, before expenses	$4.136	$23,575,200

(1)	We have also agreed to reimburse the expenses of the placement agent up to $75,000.

We estimate that the total expenses of the offering payable by us, excluding the placement agent’s fees and expenses, will be approximately $242,500.

Determination of Offering Price

The offering price of the Ordinary Shares we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Ordinary Shares prior to the offering, among other things. Other factors considered in determining the offering price of the Ordinary Shares we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Lock-up Agreements

We and our directors and officers have agreed to a lock-up that, subject to certain exceptions, prevents us from entering into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or securities convertible into, exchangeable for, exercisable for, or repayable with Ordinary Shares or file any registration statement or amendment or supplement thereto for a period of 30 days (the “lock-up period”) after the closing date of this offering. The lock-up may be waived by the written consent of the Company, the placement agent, and a majority of the purchasers that execute a securities purchase agreement (representing at least 50.1% in interest of the Ordinary Shares based on the initial subscription amounts thereunder).

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent may distribute prospectuses electronically. No forms of electronic prospectus supplements other than prospectuses supplements that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus supplement in electronic format, the information on each of the placement agent’s websites and any information contained in any other website maintained by the placement agent is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or either placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Listing

Our Ordinary Shares are listed for trading on The NYSE under the symbol “LZM.”

Sales Outside the United States

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

DESCRIPTION OF SHARE CAPITAL

LZM is an Isle of Man company limited by shares and its affairs are governed by its amended and restated memorandum and articles of association (“A&R Articles of Association”) and the Companies Act 2006 of the Isle of Man (the “IOM Companies Act”) (each as amended or modified from time to time).

As provided in the A&R Articles of Association, subject to the IOM Companies Act, Lifezone Metals has unlimited capacity to carry on or undertake any business or activity, do any act or enter into any transaction.

The registered office of Lifezone Metals Limited is 2nd Floor, St George’s Court, Upper Church Street, Douglas, IM1 1EE, Isle of Man.

The A&R Articles of Association authorize the issuance of an unlimited number of Ordinary Shares in Lifezone Metals unless otherwise directed by the Board. All of the outstanding Ordinary Shares in Lifezone Metals are fully paid and non-assessable. As of December 31, 2025, 83,784,305 Ordinary Shares are issued and outstanding. For a discussion of derivative securities that could result in the issuance of additional Ordinary Shares, see “Prospectus Supplement Summary—The Offering”.

For a description of Lifezone Metals’ Ordinary Shares, please refer to Exhibit 2.5 to Lifezone Metal’s Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference herein. For convenience, we have included below summaries of material provisions of the A&R Articles of Association insofar as they relate to the material terms of the Ordinary Shares of Lifezone Metals.

Lifezone Metals’ Ordinary Shares Voting Rights

Except as otherwise specified in the A&R Articles of Association or as required by law or NYSE rules, holders of Ordinary Shares registered in the register of members of Lifezone Metals (with Company number 020550V) will vote as a single class. Holders of Ordinary Shares shall at all times vote together on all resolutions submitted to a vote of the members. Voting at any meeting of members is by show of hands unless a poll is demanded. A poll may be demanded by the chairperson of such meeting, at least five members present in person or by proxy, or by a member or members present in person or by proxy representing not less than one-tenth of the voting rights of all the members.

The holders of Ordinary Shares are entitled to one vote per share on all matters to be voted on by shareholders. The A&R Articles of Association do not provide for cumulative voting with respect to the election of directors. The Board is divided into three classes, each consisting initially of an equal number of directors (to the extent feasible).

Transfer

All Ordinary Shares are issued in registered form and may be freely transferred under the A&R Articles of Association, unless any such transfer is restricted or prohibited by another instrument, the NYSE rules or applicable securities laws. Under the A&R Articles of Association, uncertificated Ordinary Shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the A&R Articles of Association, the Companies Act 2006 of the Isle of Man (the “IOM Companies Act”) and the Isle of Man Uncertificated Securities Regulations 2006.

Purchase of Ordinary Shares by Lifezone Metals

The IOM Companies Act and the A&R Articles of Association permit Lifezone Metals to purchase its own shares with the prior written consent of the relevant members, or pursuant to an offer to all members, on such terms and in such manner as may be determined by the Board and by a resolution of directors in accordance with the prescribed requirements of the IOM Companies Act.

Dividends and Distributions

Pursuant to the A&R Articles of Association and the IOM Companies Act the Board may from time to time declare dividends and other distributions, and authorize payment thereof, if the Board is satisfied that, in accordance with the IOM Companies Act, immediately after the payment of any such dividend or distribution, (a) Lifezone Metals will be able to pay its debts as they become due in the normal course of its business and (b) the value of Lifezone Metals’ assets will exceed the value of its liabilities. Each Lifezone Metals ordinary share has equal rights with regard to dividends and to distributions of the surplus assets of Lifezone Metals, if any.

Other Rights

Under the A&R Articles of Association, the holders of Ordinary Shares are not entitled to any pre-emptive rights or anti-dilution rights. Ordinary Shares are not subject to any sinking fund provisions.

Issuance of Additional Shares

The A&R Articles of Association authorize the Board to issue additional Ordinary Shares from time to time as the Board shall determine, subject to the IOM Companies Act and the provisions, if any, in the A&R Articles of Association and, where applicable, the rules and regulations of any applicable exchange, the SEC and/or any other competent regulatory authority and without prejudice to any rights attached to any existing shares.

However, under Isle of Man law, Lifezone Metals’ directors may only exercise the rights and powers granted to them under the A&R Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of Lifezone Metals.

Meetings of Shareholders

Under the A&R Articles of Association, Lifezone Metals is required to hold an annual general meeting each year. The Board may call an annual general meeting on not less than 21 clear days’ notice or an extraordinary general meeting upon not less than 14 clear days’ notice unless such notice is waived in accordance with the A&R Articles of Association. A meeting notice must specify, among other things, the place, day and time of the meeting and the general nature of the business to be conducted at such meeting. At any meeting of Lifezone Metals shareholders, one or more shareholders entitled to attend and to vote on the business to be transacted and holding more than 50% of the Ordinary Shares shall be a quorum. Subject to the requirements of the IOM Companies Act and Isle of Man law, only those matters set forth in the notice of the general meeting or (solely in the case of a meeting convened upon a Members’ Requisition (as defined below)) properly requested in connection with a Members’ Requisition may be considered or acted upon at a meeting of Lifezone Metals shareholders.

Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Under the IOM Companies Act shareholders have the right to require the directors to call an extraordinary general meetings of shareholders (a “Members’ Requisition”). To properly call an extraordinary general meeting pursuant to a Members’ Requisition, (a) the request of shareholders representing not less than 10% of the voting power represented by all issued and outstanding shares of Lifezone Metals in respect of the matter for which such meeting is requested must be deposited at the registered office of Lifezone Metals and (b) the requisitioning shareholders must comply with certain information requirements specified in the A&R Articles of Association.

In connection with any meeting of shareholders, the right of a shareholder to bring other business or to nominate a candidate for election to the Board must be exercised in compliance with the requirements of the A&R Articles of Association. Among other things, notice of such other business or nomination must be received at the registered office of Lifezone Metals not later than the close of business on the date that is 120 days before, and not earlier than the close of business on the date that is 150 days before, the one-year anniversary of the preceding year’s annual general meeting, subject to certain exceptions.

Liquidation

On a liquidation or winding up of Lifezone Metals assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro-rata basis.

Inspection of Books and Records

Any director of Lifezone Metals is entitled, on giving reasonable notice to Lifezone Metals, to inspect the documents and records maintained by Lifezone Metals and to make copies of or take extracts from such documents and records. A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; the register of charges (if any) or a copy of the register of charges; copies of all notices and other documents filed by the company in the previous six years; originals or copies of the accounting records required to be kept under the IOM Companies Act; and originals of any financial statements prepared.

Anti-Takeover Provisions

Some provisions of the A&R Articles of Association may discourage, delay or prevent a change of control of Lifezone Metals or management that members may consider favorable, including, among other things:

●	a classified board of directors with staggered, three-year terms;

●	the ability of the Board to issue preferred shares and to determine the price and other terms of those shares, including preferences and voting rights, potentially without shareholder approval;

●	the limitation of liability of, and the indemnification of and advancement of expenses to, members of the Board;

●	advance notice procedures with which members must comply to nominate candidates to the Board or to propose matters to be acted upon at an annual general meeting or extraordinary general meeting, which could preclude members from bringing matters before an annual general meeting or extraordinary general meeting and delay changes in the Board;

●	that members may not act by written consent in lieu of a meeting;

●	the right of the Board to fill vacancies created by the expansion of the Board or the resignation, death or removal of a director; and

●	that the A&R Articles of Association may be amended only by the affirmative vote of the holders of at least three-fourths of the votes cast at a general meeting.

However, under Isle of Man law, the directors of Lifezone Metals may only exercise the rights and powers granted to them under the IOM Companies Act for proper purposes and for what they believe in good faith to be in the best interests of Lifezone Metals.

LEGAL MATTERS

The validity of the Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus, as well as certain legal matters concerning this offering, will be passed upon for us by Appleby (Isle of Man) LLC. Certain legal matters concerning this offering will be passed upon for us by Baker & McKenzie LLP, New York, New York. The placement agent is being represented in connection with this offering by DLA Piper LLP (US), New York, New York.

EXPERTS

The consolidated financial statements of Lifezone Metals Limited as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 incorporated by reference in this prospectus supplement and in the registration statement have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. BDO LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

The consolidated financial statements as of December 31, 2023 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

DRA Projects (Pty.) Ltd and Sharron Sylvester, BSc (Geol), RPGeo AIG (10125), Technical Director - Geology at OreWin Pty Ltd prepared the Kabanga Nickel Project Feasibility Study Technical Report Summary titled “Feasibility Study - Technical Report Summary Kabanga Nickel Project”. Both are Qualified Persons as defined in subpart 1300 of Regulation S-K and are considered independent of Lifezone Metals.

As of the date hereof, none of the above-named experts has received, or is to receive, in connection with the offering, an interest, direct or indirect, in Lifezone Metals.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 that we have filed with the SEC under the Securities Act with respect to the securities offered by this prospectus supplement. However, as is permitted by the rules and regulations of the SEC, this prospectus supplement, which is part of our registration statement on Form F-3, omits certain information, exhibits, and undertakings set forth in the registration statement. For further information about us and the securities offered by this prospectus supplement and the accompanying prospectus, please refer to the registration statement and exhibits filed as a part of the registration statement.

We are subject to certain of the informational filing requirements of the Exchange Act. As a foreign private issuer, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. Because we are a foreign private issuer, our directors and senior management are not subject to potential “short-swing” profit liability under Section 16(b) of the Exchange Act. They are, however, subject to insider trading reporting obligations under Section 16(a) of the Exchange Act and related SEC rules effective as of March 18, 2026, as well as, to the extent applicable, the obligation to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act.

The SEC maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC. You may also find such documents on our website at http://www.lifezonemetals.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

Lifezone Metals is an Isle of Man company and substantially all of its assets and operations are located outside of the U.S. In addition, certain of Lifezone Metals’ directors and officers reside outside the U.S. As a result, it may be difficult for you to effect service of process within the U.S. or elsewhere upon these persons. It may also be difficult for you to enforce in the jurisdictions in which Lifezone Metals operates or Isle of Man courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against Lifezone Metals and its officers and directors, certain of whom are not residents in the U.S. and the substantial majority of whose assets are located outside of the U.S. It may be difficult or impossible for you to bring an action against Lifezone Metals in the Isle of Man if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the Isle of Man or jurisdictions in which Lifezone Metals operates would recognize or enforce judgments of U.S. courts against Lifezone Metals or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state and it is uncertain whether such Isle of Man or courts in jurisdictions in which Lifezone Metals operates would hear original actions brought in the Isle of Man or jurisdictions in which Lifezone Metals operates against Lifezone Metals or such persons predicated upon the securities laws of the U.S. or any state.

INCORPORATION BY REFERENCE

We file annual and special reports and other information with the SEC (Commission File Number 001-41737). These filings contain important information which does not appear in this prospectus supplement or the accompanying prospectus. The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important to you by referring you to other documents which we have filed or furnished with the SEC. We are incorporating by reference in this prospectus supplement and the accompanying prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the fiscal year ended on December 31, 2025, filed with the SEC on March 19, 2026;

●	Our Form 6-K for the month of March 2026 reporting materials relating to our 2026 annual meeting of shareholders, furnished to the SEC on March 26, 2026;

●	Our Form 6-K for the month of April 2026 reporting a waiver with respect to our Bridge Loan Facility, furnished to the SEC on April 22, 2026; and

●	The description of securities, incorporated by reference to Exhibit 2.5 to the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 9, 2025, including any subsequent amendment or any report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of the filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein and therein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and therein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide each person, including any beneficial owner to whom a prospectus supplement and the accompanying prospectus is delivered, without charge, upon a written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Written or telephone requests should be directed to: Lifezone Metals Limited, Investor Relations: info@lifezonemetals.com or +44 1624 850500.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and the FINRA fees. The estimates do not include placement agent fees and commissions and other estimated offering expenses to be paid by us in connection with this offering.

SEC registration fees	$-
FINRA fees	$-
Legal fees and expenses	$240,000
Accountant fees and expenses	$-
Miscellaneous	$2,500

Total	$242,500

PROSPECTUS

LIFEZONE METALS LIMITED

$250,000,000 OF ORDINARY SHARES,
WARRANTS, RIGHTS AND/OR UNITS OFFERED BY THE COMPANY

AND

UP TO 7,119,769 ORDINARY SHARES OFFERED BY SELLING SECURITYHOLDERS

We may offer from time to time in one or more series or issuances ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of Lifezone Metals Limited, an Isle of Man company (“Lifezone Metals”), warrants to purchase Ordinary Shares, rights or any combination of the above, separately or as units. We refer to the ordinary shares, warrants, rights and units collectively as “securities” in this prospectus.

In addition, the selling securityholders named in this prospectus (the “Selling Securityholders”) may offer and sell from time to time up to 7,119,769 Ordinary Shares, consisting of (i) 6,250,000 Ordinary Shares that may be issuable to the Selling Securityholders upon conversion of the US$50 million aggregate principal amount of Debentures (defined herein) outstanding on the date of this prospectus and (ii) additional Ordinary Shares that may be issued as interest payments on the Debentures or upon conversion of capitalized PIK Interest (defined herein, based on assumed interest rates, share prices and other assumptions as described herein).

The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Our Ordinary Shares and public Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “LZM” and “LZMW,” respectively. On July 30, 2024, the closing price for our Ordinary Shares on the NYSE was US$7.30. On July 30, 2024, the closing price for our Warrants on the NYSE was US$0.81.

We will not receive any proceeds from the sale of the securities by the Selling Securityholders.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Lifezone Metals is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

Lifezone Metals is also a “foreign private issuer” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, Lifezone Metals’ officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, Lifezone Metals is not required to file periodic reports and financial statements with the Securities and Exchange Commission (the “SEC”) as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus before you make an investment in the securities.

Neither the SEC nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus, and the Selling Securityholders referred to in this prospectus and identified in supplements to this prospectus may also offer and sell Ordinary Shares under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $250,000,000. The Selling Securityholders may sell up to 7,119,769 Ordinary Shares in one or more offerings. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described in the section of this prospectus entitled “Plan of Distribution.”

You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even though this prospectus is delivered or ordinary shares covered by this prospectus are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in, or incorporated by reference into, this prospectus in making your investment decision. You should also read and consider the information in the documents described in the section below entitled “Where You Can Find Additional Information.”

You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision.

 Throughout this prospectus, unless otherwise designated or the context otherwise requires, the terms “we”, “us”, “our”, “Lifezone” and “the Company” refer to Lifezone Metals and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended, regarding, among other things, the plans, strategies and prospects, both business and financial, of Lifezone Metals and its subsidiaries. These statements are based on the beliefs and assumptions of our management. Although we believe that the plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “predicts,” “projects,” “forecasts,” “may,” “might,” “will,” “could,” “should,” “would,” “seeks,” “plans,” “scheduled,” “possible,” “continue,” “potential,” “anticipates” or “intends” or similar expressions; provided that the absence of these does not means that a statement is not forward-looking. Forward-looking statements contained or incorporated into this prospectus include, but are not limited to, statements about our ability to:

●	anticipate any event, change or other circumstances that could give rise to the termination of any agreement referred to or incorporated into this prospectus;

●	achieve projections and anticipate uncertainties relating to our business, operations and financial performance, including:

○	expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions;

○	expectations regarding product and technology development and pipeline;

○	expectations regarding market size;

○	expectations regarding the competitive landscape and the ability to develop, design and sell products and services that are differentiated from those competitors;

○	expectations regarding future acquisitions, partnerships or other relationships with third parties;

○	future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future;

●	comply with applicable laws and regulations and stay abreast of modified or new laws and regulations applying to its business, including privacy regulation;

●	anticipate the impact of, and response to, new accounting standards;

●	anticipate the significance and timing of contractual obligations;

●	maintain key strategic relationships with partners and customers;

●	successfully defend litigation;

●	acquire, maintain and protect intellectual property;

●	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness; and

●	effectively respond to general economic and business conditions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those referred to under the heading “Risk Factors” and elsewhere in this prospectus, could affect the future results of Lifezone Metals, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus:

●	ability to maintain the NYSE’s listing standards;

●	inability to recognize the anticipated benefits of the SPAC transaction consummated on July 6, 2023 (the “Business Combination”) with Lifezone Holdings Limited (“LHL”) and GoGreen Investments Corporation (the “Business Combination”), which may be affected by, among other things, competition, the ability of the Lifezone Metals to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

●	litigation, complaints and/or adverse publicity;

●	changes in applicable laws or regulations;

●	possibility that Lifezone Metals may be adversely affected by other economic, business or competitive factors;

●	volatility in the markets caused by geopolitical and economic factors;

●	privacy and data protection laws, privacy or data breaches, or the loss of data;

●	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

●	any defects in new products or enhancements to existing products; and

●	other risks and uncertainties referred to under the section entitled “Risk Factors.”

New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the parties assess the impact of all such risk factors on us, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Lifezone Metals undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of our management on the relevant subject. These statements are based upon information available to such parties, as applicable, as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that our management has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in or incorporated into this prospectus before making an investment decision.

Overview

We seek to support the clean energy transition by licensing our in-house Hydromet Technology as an alternative to traditional smelting and refining. Combined with our primary asset, the Kabanga Nickel Project in north-west Tanzania, Lifezone Metals aims to become an emerging supplier of responsibly-sourced, lower-carbon dioxide and lower-sulfur dioxide emission metals (compared to smelting) to the global markets.

We are progressing our Kabanga Nickel Project through a definitive feasibility study. Based on the Mineral Resource Estimates in the Kabanga 2023 Mineral Resource Updated Technical Report Summary (the “TRS”), we believe Kabanga comprises one of the world’s largest and highest-grade nickel sulfide deposits. We are also progressing a project that would utilize our Hydromet Technology to recover platinum group metals from spent automotive catalytic converters. We aim to provide products that will responsibly and cost-effectively deliver supply chain solutions to support the global energy transition.

We believe that our metals resources, Hydromet Technology and expertise position us for long term growth as customers continually look for cleaner sources of metals for the development of EVs, batteries and the hydrogen economy.

Our business consists of two segments: (i) our metals extraction and refining business and (ii) our IP licensing business.

Lifezone Metals Limited was incorporated under the laws of the Isle of Man on December 8, 2022. Lifezone’s registered office is located at Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man. Our telephone number at that address is +44 (0)1624 811 611.

Emerging Growth Company

Lifezone Metals is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Lifezone Metals’ securities less attractive as a result, there may be a less active trading market for Lifezone Metals’ securities and the prices of Lifezone Metals’ securities may be more volatile.

Lifezone Metals will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the date on which Ordinary Shares were offered in connection with the Business Combination, (b) in which it has total annual gross revenues of at least $1.235 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates is equal to or exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

Lifezone Metals is considered a “foreign private issuer” under the securities laws of the U.S. and the rules of the NYSE. Under the applicable securities laws of the U.S., “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. As a foreign private issuer, Lifezone Metals is not subject to the SEC’s proxy rules. Under the NYSE’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions, the NYSE permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirements of the NYSE. Accordingly, Lifezone Metals’ shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of the NYSE’s corporate governance requirements.

Lifezone Metals intends to take all actions necessary for it to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the NYSE corporate governance rules and listing standards.

Because Lifezone Metals is a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks described under the section titled “Item 3.D.: Risk Factors” in our most recent Annual Report on Form 20-F which is incorporated by reference herein, as well as any other information included or incorporated by reference in this prospectus. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occurs, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of the Ordinary Shares could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for general corporate purposes. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

MARKET PRICE OF OUR SECURITIES AND DIVIDEND POLICY

Our Ordinary Shares and Warrants began trading on the NYSE under the symbols “LZM” and “LZMW,” respectively, on July 6, 2023. On July 30, 2024, the last reported sales price of the Ordinary Shares on the NYSE was US$7.30 and the last reported sales price of the Warrants was US$0.81.

As of July 30, 2024, there were approximately 109 holders of record of our Ordinary Shares and approximately 27 holders of record of our Warrants based on public filings. Such numbers do not include beneficial owners holding our securities through nominee names.

Lifezone Metals has not paid any cash dividends on the Ordinary Shares to date. It is presently intended that Lifezone Metals will retain its earnings for use in business operations and, accordingly, it is not anticipated that Lifezone Metals’ board of directors (the “Board”) will declare dividends in the foreseeable future.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2024:

As of June 30, 2024
(US dollars)
Cash and cash equivalents	63,492,965

Debt
Unsecured convertible debenture	50,409,506
Lease obligations - current	656,935
Lease obligations - non-current	926,588
Contingent liability	3,851,611
Total Debt	55,844,640

Equity
Share capital	7,829
Paid-in capital and other reserves	452,817,420
Retained losses	(418,864,653)
Non controlling Interest	84,922,155
Total Equity	118,882,751
Total capitalization	174,727,391

SELLING SECURITYHOLDERS

The resale of an aggregate 6,250,000 Ordinary Shares issuable upon the conversion of the outstanding $50 million aggregate principal amount of unsecured convertible debentures (the “Debentures”) is based on (i) the outstanding Debentures on the date of this prospectus multiplied by the current $8 per share conversion price. However, this prospectus includes the resale of up to an aggregate maximum of 7,119,769 Ordinary Shares (i) issuable upon the conversion of the outstanding Debentures, (ii) issuable as Interest Shares (as defined below) or (iii) issuable upon the conversion of capitalized PIK Interest (as defined below), based on the assumed interest rates and VWAP and other assumptions described herein.

The Debentures bear interest at a rate of SOFR plus 4.0% per annum, subject to a SOFR floor of 3.0%. For the period following the effective date of the registration statement of which this prospectus forms a part through the second anniversary of the closing date (so long as the Ordinary Share VWAP is more than US$4.00 for the five trading days preceding the applicable calculation date), the Company is required to pay interest on the Debentures as follows:

(i)	as to two-thirds of the applicable interest payment in cash, which shall accrue (the “PIK Interest”) to the outstanding principal amount on each interest payment date until the second anniversary of the closing date; and

(ii)	as to one third of the applicable interest payment, by the issue of the equivalent value in Ordinary Shares (the “Interest Shares”) at a price per Interest Share equal to a 7.5% discount to the Ordinary Share VWAP for the five trading days preceding the applicable interest payment date.

The amount of PIK Interest (and shares issuable upon conversion of PIK Interest) and the number of Interest Shares assumes that the full aggregate $50 million of the original principal amount of the Debentures remains outstanding until March 27, 2026, the second anniversary of the closing date of the Debenture placement, at which date both the original principal amount of the Debentures and the PIK Interest would convert into Ordinary Shares at a conversion price of US$8.00 per share. The assumed interest rate and interest amounts have been calculated using the 1-month term SOFR forward curve as of June 25, 2024, assuming interest becomes payable as PIK Interest and Interest Shares as of August 30, 2024. The amount of shares payable as Interest Shares was calculated on an assumed VWAP of US$8.00 per share. On the basis described above, the aggregate amount of PIK Interest would be approximately US$4.5 million convertible into 564,588 Ordinary Shares and an aggregate of 305,181 Interest Shares would be payable.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering securities for resale to the public and the number of Ordinary Shares that the Selling Securityholders may offer pursuant to this prospectus.

The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

	Securities beneficially owned prior to this offering	Securities being offered	Securities beneficially owned after sale
Name of Selling Securityholder	Ordinary Shares	Ordinary Shares	Ordinary Shares	%
Bromma Resource Master Fund Inc.(1)	711,977	711,977	0	0
EdgePoint Investment Group Inc.(2)	854,373	854,373	0	0
MMCAP International Inc. SPC(3)	4,983,839	4,983,839	0	0
Resource Exploration & Development Private Placement LP(4)	58,239	58,239	0	0
Resource Exploration and Development Private Placement QP(5)	84,155	84,155	0	0
Term Oil Inc(6)	427,186	427,186	0	0

(1)	Represents 625,000 Ordinary Shares issuable upon conversion of US$5,000,000 original principal amount of the Debentures, plus 56,459 shares issuable upon conversion of US$451,671 payable as PIK Interest and 30,518 Ordinary Shares issuable as Interest Shares. The business address of Bromma Resource Master Fund Inc. is 1517- 25 Adelaide St E, Toronto, ON, M5C 3A1.

(2)	Represents 750,000 Ordinary Shares issuable upon conversion of US$6,000,000 original principal amount of the Debentures, plus 67,751 shares issuable upon conversion of US$542,005 payable as PIK Interest and 36,622 Ordinary Shares issuable as Interest Shares. The business address of EdgePoint Investment Group Inc. is 150 Bloor St West, Suite 500, Toronto ON, M5S 2X9.

(3)	Represents 4,375,000 Ordinary Shares issuable upon conversion of US$35,000,000 original principal amount of the Debentures, plus 395,212 shares issuable upon conversion of US$3,161,698 payable as PIK Interest and 213,627 Ordinary Shares issuable as Interest Shares. The business address of MMCAP International Inc. SPC is c/o MM Asset Management Inc. 161 Bay St. Ste 2240, BOX 600 Toronto, ON, M5J 2S1.

(4)	Represents 51,125 Ordinary Shares issuable upon conversion of US$409,000 original principal amount of the Debentures, plus 4,618 shares issuable upon conversion of US$36,947 payable as PIK Interest and 2,496 Ordinary Shares issuable as Interest Shares. The business address of Resource Exploration & Development Private Placement LP is 1910 Palomar Point Way, STE 200, Carlsbad, CA 92008.

(5)	Represents 73,875 Ordinary Shares issuable upon conversion of US$591,000 original principal amount of the Debentures, plus 6,673 shares issuable upon conversion of US$53,388 payable as PIK Interest and 3,607 Ordinary Shares issuable as Interest Shares. The business address of Resource Exploration & Development Private Placement QP is 1910 Palomar Point Way, STE 200, Carlsbad, CA 92008.

(6)	Represents 375,000 Ordinary Shares issuable upon conversion of US$3,00,000 original principal amount of the Debentures, plus 33,875 shares issuable upon conversion of US$271,003 payable as PIK Interest and 18,311 Ordinary Shares issuable as Interest Shares. The business address of Term Oil Inc. is 5869 Section Ave, Anacortes, WA 98221-9066.

TAXATION

Material U.S. Federal Income Tax Considerations

Our Annual Report filed on Form 20-F provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement for any offers of securities by the Company may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

Non-United States Federal Income Tax Considerations

Our Annual Report filed on Form 20-F provides a discussion of Isle of Man tax consequences that may be relevant to prospective investors in our securities. The applicable prospectus supplement for any offers of securities by the Company may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

General

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. Investors in our securities, particularly investors who are not residents of the U.S., are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants, rights and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $250,000,000.

DESCRIPTION OF LIFEZONE METALS ORDINARY SHARES

Voting Rights

Except as otherwise specified in the memorandum and articles of association of Lifezone Metals (the “A&R Articles of Association”) or as required by law or NYSE rules, holders of Ordinary Shares registered in the register of members of Lifezone Metals will vote as a single class. Holders of Ordinary Shares shall at all times vote together on all resolutions submitted to a vote of the members. Voting at any meeting of members is by show of hands unless a poll is demanded. A poll may be demanded by the chairperson of such meeting, at least five members present in person or by proxy, or by a member or members present in person or by proxy representing not less than one-tenth of the voting rights of all the members.

The holders of Ordinary Shares are entitled to one vote per share on all matters to be voted on by shareholders. The A&R Articles of Association do not provide for cumulative voting with respect to the election of directors. The Board is divided into three classes, each consisting initially of an equal number of directors (to the extent feasible).

Transfer

All Ordinary Shares are issued in registered form and may be freely transferred under the A&R Articles of Association, unless any such transfer is restricted or prohibited by another instrument, the NYSE rules or applicable securities laws.

Under the A&R Articles of Association, uncertificated Ordinary Shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the A&R Articles of Association, the Companies Act 2006 of the Isle of Man (the “IOM Companies Act”) and the Isle of Man Uncertificated Securities Regulations 2006.

Among other things, the shareholders of LHL and certain key shareholders of GoGreen Investments Corporation and limited partners of the GoGreen Sponsor 1 LP have agreed not to transfer their Ordinary Shares during a lock-up period following the consummation of the Business Combination. Further, the shareholders of The Simulus Group Pty Limited receiving Ordinary Shares as consideration pursuant to the acquisition by Lifezone Metals of all of the issued share capital of LHL in exchange for the issue to shareholders of LHL of Ordinary Shares and, if applicable, earnout shares (the “Simulus Acquisition”), have agreed, pursuant to a Share Sale Agreement, dated July 3, 2023, not to transfer such Ordinary Shares during the applicable lock-up period following the consummation of the Simulus Acquisition. Additionally, any Ordinary Shares and Lifezone Metals warrants received in the Business Combination by persons who are or become affiliates of Lifezone Metals for purposes of Rule 144 under the Securities Act may be resold only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of Lifezone Metals generally include individuals or entities that control, are controlled by or are under common control with, Lifezone Metals and may include the directors and executive officers of Lifezone Metals, as well as its significant shareholders.

Purchase of Ordinary Shares by Lifezone Metals

The IOM Companies Act and the A&R Articles of Association permit Lifezone Metals to purchase its own shares with the prior written consent of the relevant members, or pursuant to an offer to all members, on such terms and in such manner as may be determined by the Board and by a resolution of directors in accordance with the prescribed requirements of the IOM Companies Act.

Dividends and Distributions

Pursuant to the A&R Articles of Association and the IOM Companies Act the Board may from time to time declare dividends and other distributions, and authorize payment thereof, if the Board is satisfied that, in accordance with the IOM Companies Act, immediately after the payment of any such dividend or distribution, (a) Lifezone Metals will be able to pay its debts as they become due in the normal course of its business and (b) the value of Lifezone Metals’ assets will exceed the value of its liabilities. Each Lifezone Metals ordinary share has equal rights with regard to dividends and to distributions of the surplus assets of Lifezone Metals, if any.

Other Rights

Under the A&R Articles of Association, the holders of Ordinary Shares are not entitled to any pre-emptive rights or anti-dilution rights. Ordinary Shares are not subject to any sinking fund provisions.

Issuance of Additional Shares

The A&R Articles of Association authorize the Board to issue additional Ordinary Shares from time to time as the Board shall determine, subject to the IOM Companies Act and the provisions, if any, in the A&R Articles of Association and, where applicable, the rules and regulations of any applicable exchange, the SEC and/or any other competent regulatory authority and without prejudice to any rights attached to any existing shares.

However, under Isle of Man law, Lifezone Metals’ directors may only exercise the rights and powers granted to them under the A&R Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of Lifezone Metals.

Meetings of Shareholders

Under the A&R Articles of Association, Lifezone Metals is required to hold an annual general meeting each year. The Board may call an annual general meeting on not less than 21 clear days’ notice or an extraordinary general meeting upon not less than 14 clear days’ notice unless such notice is waived in accordance with the A&R Articles of Association. A meeting notice must specify, among other things, the place, day and time of the meeting and the general nature of the business to be conducted at such meeting. At any meeting of Lifezone Metals shareholders, one or more shareholders entitled to attend and to vote on the business to be transacted and holding more than 50% of the Ordinary Shares shall be a quorum. Subject to the requirements of the IOM Companies Act and Isle of Man law, only those matters set forth in the notice of the general meeting or (solely in the case of a meeting convened upon a Members’ Requisition (as defined below)) properly requested in connection with a Members’ Requisition may be considered or acted upon at a meeting of Lifezone Metals shareholders.

Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Under the IOM Companies Act shareholders have the right to require the directors to call an extraordinary general meetings of shareholders (a “Members’ Requisition”). To properly call an extraordinary general meeting pursuant to a Members’ Requisition, (a) the request of shareholders representing not less than 10% of the voting power represented by all issued and outstanding shares of Lifezone Metals in respect of the matter for which such meeting is requested must be deposited at the registered office of Lifezone Metals and (b) the requisitioning shareholders must comply with certain information requirements specified in the A&R Articles of Association.

In connection with any meeting of shareholders, the right of a shareholder to bring other business or to nominate a candidate for election to the Board must be exercised in compliance with the requirements of the A&R Articles of Association. Among other things, notice of such other business or nomination must be received at the registered office of Lifezone Metals not later than the close of business on the date that is 120 days before, and not earlier than the close of business on the date that is 150 days before, the one-year anniversary of the preceding year’s annual general meeting, subject to certain exceptions.

Liquidation

On a liquidation or winding up of Lifezone Metals assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis.

Inspection of Books and Records

Any director of Lifezone Metals is entitled, on giving reasonable notice to Lifezone Metals, to inspect the documents and records maintained by Lifezone Metals and to make copies of or take extracts from such documents and records.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; the register of charges (if any) or a copy of the register of charges; copies of all notices and other documents filed by the company in the previous six years; originals or copies of the accounting records required to be kept under the IOM Companies Act; and originals of any financial statements prepared.

Anti-Takeover Provisions

Some provisions of the A&R Articles of Association may discourage, delay or prevent a change of control of Lifezone Metals or management that members may consider favorable, including, among other things:

●	a classified board of directors with staggered, three-year terms;

●	the ability of the Board to issue preferred shares and to determine the price and other terms of those shares, including preferences and voting rights, potentially without shareholder approval;

●	the limitation of liability of, and the indemnification of and advancement of expenses to, members of the Board;

●	advance notice procedures with which members must comply to nominate candidates to the Board or to propose matters to be acted upon at an annual general meeting or extraordinary general meeting, which could preclude members from bringing matters before an annual general meeting or extraordinary general meeting and delay changes in the Board;

●	that members may not act by written consent in lieu of a meeting;

●	the right of the Board to fill vacancies created by the expansion of the Board or the resignation, death or removal of a director; and

●	that the A&R Articles of Association may be amended only by the affirmative vote of the holders of at least three-fourths of the votes cast at a general meeting.

However, under Isle of Man law, the directors of Lifezone Metals may only exercise the rights and powers granted to them under the IOM Companies Act for proper purposes and for what they believe in good faith to be in the best interests of Lifezone Metals.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our Ordinary Shares in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the price at which, and the currency or currencies in which, the securities upon exercise of such warrants may be purchased;

●	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, any material Isle of Man and U.S. federal income tax considerations;

●	the anti-dilution of such warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. No such agent will assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the number of such rights issues with respect to each ordinary share;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate being properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States and Isle of Man federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. The prospectus supplement with respect to any offering of securities will describe the specific terms of the securities being offered, including:

●	the name or names of any underwriters;

●	the purchase price, the proceeds from that sale and the expected use of such proceeds;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Through Underwriters. If we use underwriters in the sale of the securities, the underwriters will acquire the offered securities for their own account. We will execute an underwriting agreement with an underwriter or underwriters once an agreement for sale of the securities is reached. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them.

Through Dealers. If we use a dealer to sell the securities, we will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. If we use agents in the sale of securities, we may designate one or more agents to sell offered securities.

Directly to Purchasers. We may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of our direct sales in our prospectus supplement.

At the Market Offering. We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price. Such “at the market” offerings, if any, may be conducted by underwriters acting as principal or agent.

Selling Securityholders

We will not receive any proceeds from any sale by the Selling Securityholders of the Ordinary Shares being registered hereunder. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” means the persons listed in the tables in the section “Selling Securityholders.” We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders.

Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on the NYSE at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (iii) the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 20-F type information with the SEC reflecting its status as an entity that is not a shell company (which we filed with the SEC on July 11, 2023).

The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);

●	the specific securities involved;

●	the initial price at which such securities are to be sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

●	other facts material to the transaction.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Lifezone Metals pursuant to the foregoing provisions, Lifezone Metals has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount
SEC registration fee	$44,355.98
FINRA filing fee	$38,000
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous costs		*
Total		*

* To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus for expenses incurred in connection with an offering by us.

LEGAL MAtters

The validity of our ordinary shares offered by this prospectus relating to Isle of Man law will be passed upon for us by Appleby (Isle of Man) LLC.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the reports of Grant Thornton Ireland, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Sharron Sylvester, BSc (Geol), RPGeo AIG (10125), Technical Director - Geology at OreWin Pty Ltd and Bernard Peters, BEng (Mining), FAusIMM (201743), Technical Director - Mining at OreWin Pty Ltd. both prepared the TRS. Both individuals are Qualified Persons as defined in subpart 1300 of Regulation S-K and are considered independent of Lifezone Metals.

As at the date hereof, none of the above-named experts has received, or is to receive, in connection with the offering, an interest, direct or indirect, in Lifezone Metals or its subsidiaries.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Lifezone Metals is an Isle of Man company and substantially all of its assets and operations are located outside of the U.S. In addition, certain of Lifezone Metals’ directors and officers reside outside the U.S. As a result, it may be difficult for you to effect service of process within the U.S. or elsewhere upon these persons. It may also be difficult for you to enforce in the jurisdictions in which Lifezone Metals operates or Isle of Man courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against Lifezone Metals and its officers and directors, certain of whom are not residents in the U.S. and the substantial majority of whose assets are located outside of the U.S. It may be difficult or impossible for you to bring an action against Lifezone Metals in the Isle of Man if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the Isle of Man or jurisdictions in which Lifezone Metals operates would recognize or enforce judgments of U.S. courts against Lifezone Metals or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state and it is uncertain whether such Isle of Man or courts in jurisdictions in which Lifezone Metals operates would hear original actions brought in the Isle of Man or jurisdictions in which Lifezone Metals operates against Lifezone Metals or such persons predicated upon the securities laws of the U.S. or any state.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain information, exhibits, and undertakings set forth in the registration statement. For further information about us, the securities offered by this prospectus. Please refer to the registration statements and exhibits filed as a part of the registration statement.

We are subject to certain of the informational filing requirements of the Exchange Act. As a foreign private issuer, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act.

The SEC maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC. You may also find such documents on our website at http://www.lifezonemetals.com. The information on our website is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-41737). These filing contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important to you by referring you to other documents which we have filed or furnished with the SEC. We are incorporating by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the fiscal year ended on December 31, 2023, filed with the SEC on April 1, 2024;

●	Our Form 6-K for the month of May 2024 disclosing certain information about the first quarter of 2024, furnished to the SEC on May 13, 2024;

●	Our Form 6-K for the month of May 2024 reporting materials relating to our 2024 annual meeting of shareholders, furnished to the SEC on May 24, 2024; and

●	The description of the ordinary shares contained in our registration statement on Form 8-A, as filed with the SEC on July 5, 2023, including any subsequent amendment or any report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of an offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents. We may also incorporate part of all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of an offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person, including any beneficial owner to whom a prospectus is delivered, without charge, upon a written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Written or telephone requests should be directed to: Lifezone Metals Limited, Investor Relations:- info@lifezonemetals.com or +44 (0)1624 811 603.

Lifezone Metals Limited

5,700,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

Roth Capital Partners

April 22, 2026